Exhibit 4.4.1



                                AMENDMENT TO THE
                      AMENDED AND RESTATED RIGHTS AGREEMENT

                  This Amendment to the Amended and Restated Rights Agreement, dated as of December 5, 2006 (this "Amendment"), by and between Agere Systems Inc., a Delaware corporation (the "Company") and Computershare Investor Services, LLC, a Delaware limited liability company ("Computershare"), amends the Amended and Restated Rights Agreement, dated as of May 27, 2005, by and between the Company and Computershare (the "Rights Agreement"). Capitalized terms used but not defined herein shall have the meanings set forth in the Rights Agreement.


                  WHEREAS, the Company, LSI Logic Corporation, a Delaware corporation ("LSI"), and Atlas Acquisition Corporation, a Delaware corporation ("Merger Sub"), have proposed to enter into an Agreement and Plan of Merger to be dated the date hereof (the "Merger Agreement");

                  WHEREAS, the Company desires to amend the Rights Agreement to render the Rights inapplicable to the Merger (as defined in the Merger Agreement) and the other transactions contemplated thereby;

                  WHEREAS, the Company deems this Amendment to be necessary and desirable and in the best interests of the holders of the Rights and has duly approved this Amendment;

                  WHEREAS, Section 27 of the Rights Agreement permits the Company and the Rights Agent at any time prior to the time any person becomes an Acquiring Person to amend the Rights Agreement in the manner provided herein; and

                  WHEREAS, the Company has delivered to the Rights Agent a certificate, dated as of the date hereof, of an appropriate officer of the Company certifying that this Amendment is in compliance with the terms of
Section 27 of the Rights Agreement and instructing the Rights Agent to execute and deliver this Amendment.

                  NOW, THEREFORE, the Company and the Rights Agent agree as follows:

         Section 1. Amendment to Definition of "Acquiring Person". Section 1(a) of the Agreement is hereby amended to add the following paragraph at the end of
Section 1(a):

                  "Notwithstanding anything in this Rights Agreement to the contrary, LSI shall not be deemed to be an Acquiring Person solely by virtue of (i) the announcement of the Merger, (ii) LSI's acquisition, or right to acquire, beneficial ownership of Common Stock pursuant to the Merger Agreement, (iii) the execution of the Merger Agreement, (iv) the consummation of the Merger or of the other transactions contemplated by the Merger Agreement, it being the purpose of the Company in adopting this Amendment that neither the execution of the Merger Agreement nor the consummation of the transactions contemplated thereby shall in any respect give rise to any provision of the Rights Agreement becoming effective."

         Section 2. Amendment of Section 1. Section 1 of the Rights Agreement is hereby amended to add the following definitions in the proper alphabetical order:

                  "LSI" shall mean LSI Logic Corporation, a Delaware corporation.

                  "Merger" shall have the meaning ascribed to such term in the Merger Agreement.

                  "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of December 3, 2006, by and among the Company, LSI and Atlas Acquisition Corporation, a Delaware corporation.

         Section 3. Full Force and Effect. Except as expressly amended hereby, all of the provisions of the Rights Agreement are hereby ratified and confirmed to be in full force and effect in accordance with the provisions thereof on the date hereof.

         Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Delaware applicable to contracts to be made and performed entirely within such State.

         Section 5. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.


                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment to be duly executed as of the day and year first above written.


                        AGERE SYSTEMS INC.
                           by
                                        /s/ Jean F. Rankin
                                    --------------------------------------------
                                    Name:   Jean F. Rankin
                                    Title:  Executive Vice President, General
                                            Counsel and Secretary


                        COMPUTERSHARE INVESTOR SERVICES, LLC
                           by
                                        /s/ Dennis V. Moccia
                                    --------------------------------------------
                                    Name:   Dennis V. Moccia
                                    Title:  Managing Director




                                       3